UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2023
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
On April 26, 2023, the Board of Directors (“Board”) of McKesson Corporation (“Company”) adopted the following changes to the Company’s Amended and Restated By-laws (“By-laws”), effective as of April 26, 2023. Unless otherwise stated, article and section references below are to the By-laws as so amended.

Amendments Related to the Conduct of Stockholders' Meetings

Article II, section 1 was amended to clarify that the Board may postpone, reschedule, or cancel at any time any previously scheduled meeting of the stockholders called by the Board.

Article II, section 3 was amended to: (i) clarify that the Company gives notice of all special meetings; (ii) require that a stockholder submitting a special meeting request must be a holder of record of shares of the Company entitled to vote at such special meeting on the record date fixed to determine the stockholders entitled to request the calling of a special meeting; (iii) require that a stockholder seeking to call a special meeting must also request that the Board fix a record date; (iv) use the defined term “qualified representative” and correctly refer to “nomination(s)” in place of proposal where duplicative; (v) require that stockholders must comply with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-19, and any violation shall be deemed a violation of the By-laws; and (vi) allow the Company to not present any proposal or disregard a nominee presented by a requesting stockholder that acted contrary to any representations or agreements required by Article II, sections 3, 9 or 10 of the By-laws (or any law, rule or regulation identified in such sections) or provided false or misleading information to the Company.

Article II, section 4 was amended to (i) conform to changes in Delaware General Corporation Law (“DGCL”) section 219 regarding availability of the list of stockholders entitled to vote; (ii) to conform to changes in DGCL section 222 regarding notice of meetings and adjourned meetings during remotely-held stockholder meetings and (iii) reserve for the Company the use of a white proxy card.
Article II, section 5 was amended to clarify that the word majority refers to voting power of the outstanding shares of stock entitled to vote.

Article II, section 8 was amended to conform to changes in DGCL section 219 regarding the availability of the list of stockholders entitled to vote.

Article II, section 12 was amended to clarify that time need not be allocated to a question and answer portion of the meeting, and to permit the chair of the meeting to impose attendance requirements on stockholders submitting a proposal pursuant to Rule 14a-8 under the Exchange Act.

Amendments Related to Stockholder Proposals at Annual Meetings

Article II, section 9 was amended to (i) require proponent stockholders to maintain ownership of stock through the date of the annual meeting; (ii) clarify that Article II, section 9 is the exclusive means for stockholders to submit business (other than nominations for election to the Board or proposals pursuant to Rule 14a-8 of the Exchange Act) before an annual meeting of stockholders; (iii) clarify the deadlines for the Company to receive a stockholder proposal, or in the event no annual meeting was held in the previous year; (iv) require a stockholder’s notice to include the text of the proposal or business that is proposed to be brought before the annual meeting; (v) require additional disclosure of information relating to any affiliate who controls the stockholder giving notice or the beneficial owner on whose behalf the proposal is being made; (vi) require disclosure of participants in a solicitation, cost of such solicitation and the amount of costs borne by each participant in the solicitation; (vii) require a certification regarding whether the stockholder, beneficial owner, if any, and any control person has complied with applicable law in connection with such person’s acquisition of securities of the Company; (viii) clarify deadlines for proponent stockholders to update or supplement information provided pursuant to Article II, section 9; (ix) allow the Company to disregard a proposal if the stockholder or its qualified representative does not attend the meeting or if the stockholder, beneficial owner, if any, or any control person acted contrary to any representation or agreement required by Article II, section 9; (x) permit the chair of the annual meeting to reject a proposal for failure to comply with any law, rule or regulation included in the By-laws; (xi) clarify the meaning of “close of business”; and (xii) require that stockholders must comply with the Exchange Act, and that any violation of that act or the rules and regulations under it shall be deemed a violation of the By-laws.

Amendments Related to Director Nominees

Article II, section 10 was amended to (i) require proponent stockholders to maintain ownership of stock through the date of the meeting; (ii) clarify that in the case of stockholder-requested meetings, only those stockholders who requested the meeting can make nominations; (iii) clarify the deadlines for the Company to receive a stockholder nomination, or in the event no annual meeting was held in the previous year; (iv) clarify that no rescheduling of a stockholder meeting for which notice has been given or public disclosure of the meeting date has been made shall start a new period for the giving of stockholder’s notice, or extend a prior period; (v) provide that if the board size is increased after, or within 10 days of, the nomination deadline, the nomination window only re-opens for the newly added director seats; (vi) prohibit stockholders from submitting more director candidates than the number of directors to be elected at the meeting; (vii) move provisions regarding representations, agreements and questionnaires to Article II, section 11(h); (viii) require additional disclosure of information relating to any affiliate who controls the stockholder giving notice or the beneficial owner on whose behalf the proposal is being made; (ix) require disclosure of participants in a solicitation, cost of such solicitation and the amount of costs borne by each participant in the solicitation; (x) require confirmation that the proponent stockholder, beneficial owners, if any, or any control person intends to comply with Rule 14a-19 of the Exchange Act and the requirement to solicit at least 67% of the outstanding voting power in favor of the proponent’s nominee(s); (xi) require a certification regarding whether the stockholder, beneficial owner, if any, and any control person has complied with applicable law in connection with such person’s acquisition of securities of the Company; (xii) require certification no later than 10 business days prior to the meeting of the stockholders that the stockholder, beneficial owner, if any, or any control person has complied with the requirements of the By-laws and Rule 14a-19 of the Exchange act; (xiii) clarify deadlines for proponent stockholders to update or supplement information provided pursuant to Article II, section 10; (xiv) allow the Company to disregard a nomination if the stockholder or its qualified representative does not attend the meeting or if the stockholder, beneficial owner, if any, or any control person acted contrary to any representation or agreement required by Article II, section 10; (xv) require that stockholders must comply with the Exchange Act, and that any violation of that act or the rules and regulations under it shall be deemed a violation of the By-laws; and (xvi) permit the chair of the annual meeting to reject a nomination for failure to comply with any law, rule or regulation included in the By-laws.

Article III, section 3 was amended to conform to the above-described changes.

Amendments Related to Indemnification of Officers and Directors

Article VII, section 5 was amended to (i) provide that 60 days must pass after the Company receives a claim under sections 1, 2 or 6 of Article VII (except for claims for advancement, in which case it is 20 days) before a current or former director or officer can bring suit against the Company to recover the unpaid amount of such claim; and (ii) clarify that indemnification and advancement is available to current and former directors and officers.

Article VII, section 6 was amended to clarify that current and former directors and officers can receive advancement of expenses, including expenses related to responding to an investigation with respect to a threatened or pending action, suit, or proceeding.

Miscellaneous Other Amendments

Article II, section 11(h) was amended to include language previously included in Article II, section 10 regarding the definition of “Questionnaire”.

Article III, section 10(a) was amended to clarify that the executive committee of the Board can approve, adopt or recommend to stockholders the election or removal of directors.

Article III, section 11 was amended to conform to DGCL section 141 regarding meetings of the Board and its committees.

Article III, section 14 added an emergency provision pursuant to DGCL section 110 to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved.

Article IV, section 2 was amended to clarify the time that officer resignations take effect.

Article VI, sections 1 through 3 each was amended to facilitate the issuance of uncertificated shares and add clarifying references to uncertificated shares.

Article VI, section 4 was amended to conform with DGCL section 213 regarding fixing a date for determination of stockholders of record.

All of the above descriptions are subject to and qualified by the full text of the By-laws, which is filed with this report as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 28, 2023

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, Chief Legal Officer
and General Counsel